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                                                               EXHIBIT (23)D



                              CONSENT OF COUNSEL



        We hereby consent to the use in the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed share exchange by holders of common stock of New England Trust Company for common stock of First of America Bank Corporation, and the statements with respect to us, as appearing under the heading "Legal Matters" in the Prospectus/Proxy Statement. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of term "experts" as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.


Date:  November 9, 1994                      /s/        GOLDENBERG & MURI

                                                        GOLDENBERG & MURI